EXHIBIT 99

                                  Form of Proxy


                                  EPITOPE, INC.
                   ANNUAL MEETING, ____________________, 1997
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Adolph J. Ferro, Ph.D., and Gilbert N. Miller, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Epitope, Inc. (the "Company"), to be held , and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

         THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS DIRECTORS AND FOR ITEMS 2, 3, AND 4. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THE PROXIES NAMED ABOVE WILL HAVE DISCRETIONARY AUTHORITY TO VOTE THEREON IN ACCORDANCE WITH THEIR BEST JUDGMENT.

          PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                     (Continued and to be signed on reverse)



                              FOLD AND DETACH HERE






                                  EPITOPE, INC.


                         ANNUAL MEETING OF SHAREHOLDERS

                          ______________________, 1997


           Please mark your votes as indicated in this example [X]

1.  Election of Class I Directors FOR  WITHHOLD    2.   Approval of the Agritope Stock          3.  Approval of amendments
    (Term Expiring 2000)          [ ]     [ ]           Proposal which amends the Company's     to the Company's 1991
    W. Charles Armstrong                                Restated Articles of Incorporation.     Stock Award Plan.
    Adolph J. Ferro, Ph.D.
    Roger L. Pringle                                    FOR  AGAINST   ABSTAIN                  FOR   AGAINST   ABSTAIN
(Instruction: To withhold authority to                  [ ]    [ ]       [ ]                    [ ]     [ ]       [ ]
vote for any individual nominee, mark
FOR and strike a line through the              4.   Approval of amendments to the     5.  Transaction of such other business
nominee's name in the list above.  To               Company's 1993 Stock Purchase         as may properly come before the
withhold authority to vote for all                  Plan.                                 meeting or any adjournments thereof.
nominees, mark WITHHOLD.)
                                                    FOR  AGAINST   ABSTAIN
                                                    [ ]    [ ]       [ ]

         The undersigned hereby acknowledges receipt of the 1997 Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement furnished with this Proxy.

 Dated:                                                                  , 1997


Signature of Shareholder


         Signature of Shareholder Please date and sign exactly as your name appears on this Proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.










                              FOLD AND DETACH HERE






                                  EPITOPE, INC.


                         ANNUAL MEETING OF SHAREHOLDERS

                           ____________________, 1997